Calculation of Filing Fee Tables
S-8
Gloo Holdings, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.001 per share, reserved for issuance pursuant to the 2025 Plan	Other	13,357,842	$ 8.00	$ 106,862,736.00	0.0001381	$ 14,757.74
2	Equity	Class A Common Stock, par value $0.001 per share, reserved for issuance pursuant to the ESPP	Other	500,000	$ 8.00	$ 4,000,000.00	0.0001381	$ 552.40
3	Equity	Class B Common Stock, par value $0.001 per share, reserved for issuance pursuant to the 2014 Plan	Other	4,245,161	$ 13.91	$ 59,050,189.51	0.0001381	$ 8,154.83
Total Offering Amounts:						$ 169,912,925.51		$ 23,464.97
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 23,464.97
Offering Note
[1]	(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of the registrant's Class A common stock, par value $0.001 per share, (the "Class A Common Stock") and Class B common stock, par value $0.001 per share, (the "Class B Common Stock") that become issuable with respect to the securities identified in the above table under the registrant's 2025 Equity Incentive Plan (the "2025 Plan"), the 2025 Employee Stock Purchase Plan (the "ESPP") and the Gloo Holdings, LLC Membership Unit Option Plan, as amended, (the "2014 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant's receipt of consideration which results in an increase in the number of outstanding shares of Class A Common Stock and Class B Common Stock. (2) Represents shares of Class A Common Stock reserved for issuance pursuant to future awards under the 2025 Plan. The number of shares of Class A Common Stock available for issuance under the 2025 Plan will be increased by a number of shares of Class A Common Stock equal to any shares of Class B Common Stock subject to awards outstanding under the 2014 Plan that expire or otherwise terminate without having been exercised or issued in full, are tendered to or withheld by the registrant for payment of an exercise price or for satisfying tax withholding obligations, or are forfeited to or repurchased by the registrant due to failure to vest; provided, that the maximum number of shares that may be added to the 2025 Plan pursuant to the foregoing is 4,356,272 shares (4,245,161 of which are registered on this Registration Statement on Form S-8). See footnote 4 below. (5) Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $8.00 per share, which is the initial public offering price per share of Class A Common Stock as set forth in the registrant's prospectus dated November 18, 2025 relating to its initial public offering.

[2]	(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of the registrant's Class A common stock, par value $0.001 per share, (the "Class A Common Stock") and Class B common stock, par value $0.001 per share, (the "Class B Common Stock") that become issuable with respect to the securities identified in the above table under the registrant's 2025 Equity Incentive Plan (the "2025 Plan"), the 2025 Employee Stock Purchase Plan (the "ESPP") and the Gloo Holdings, LLC Membership Unit Option Plan, as amended, (the "2014 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant's receipt of consideration which results in an increase in the number of outstanding shares of Class A Common Stock and Class B Common Stock. (3) Represents shares of Class A Common Stock reserved for issuance and sale under the ESPP. (6) Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $8.00 per share, which is the initial public offering price per share of Class A Common Stock as set forth in the registrant's prospectus dated November 18, 2025 relating to its initial public offering, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the ESPP.

[3]	(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of the registrant's Class A common stock, par value $0.001 per share, (the "Class A Common Stock") and Class B common stock, par value $0.001 per share, (the "Class B Common Stock") that become issuable with respect to the securities identified in the above table under the registrant's 2025 Equity Incentive Plan (the "2025 Plan"), the 2025 Employee Stock Purchase Plan (the "ESPP") and the Gloo Holdings, LLC Membership Unit Option Plan, as amended, (the "2014 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant's receipt of consideration which results in an increase in the number of outstanding shares of Class A Common Stock and Class B Common Stock. (4) Represents shares of Class B Common Stock reserved for issuance pursuant to stock options outstanding under the 2014 Plan as of the date of this Registration Statement. A number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock underlying any stock options outstanding under the 2014 Plan that, on or after the date of this Registration Statement, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the registrant for payment of an exercise price or for satisfying tax withholding obligations, or are forfeited to or repurchased by the Registrant due to failure to vest will become available for issuance under the 2025 Plan; provided, that the maximum number of shares that may be added to the 2025 Plan pursuant to the foregoing is 4,356,272 shares (4,245,161 of which are registered on this Registration Statement on Form S-8). See footnote 2 above. (7) Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $13.91 per share, which is the weighted-average exercise price of options to purchase Class B Common Stock outstanding under the 2014 Plan as of the date of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A